                                                                   EXHIBIT 10.16

                        CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH THREE ASTERICKS AS FOLLOWS "* * *." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

               ADVANCED TECHNOLOGY MATERIALS, INC., AS PURCHASER,

                     LENTE, LLC, AS SELLERS' REPRESENTATIVE,

                            AND THE PERSONS LISTED ON
                     THE SIGNATURE PAGES HERETO, AS SELLERS

                            DATED AS OF JULY 14, 2003

================================================================================

         STOCK PURCHASE AGREEMENT, dated as of July 14, 2003, by and among Advanced Technology Materials, Inc., a Delaware corporation (the "PURCHASER"), LENTE, LLC, as the Sellers' Representative, and the Persons listed as Sellers on the signature pages hereto (the "SELLERS").

                                    PREAMBLE

         WHEREAS, the Sellers collectively own all of the issued and outstanding capital stock of ESC, Inc., a Pennsylvania corporation ("ESC"); and

         WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to acquire, on the terms and conditions set forth in this Agreement, all of the issued and outstanding capital stock of ESC.

         NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

         "AFFILIATE" of any specified Person, means any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this Stock Purchase Agreement together with all schedules referred to herein, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "ATMI MATERIALS" means the material(s) currently commercialized by the Purchaser identified on Schedule 1 hereto under the heading "ATMI Materials."

         "CERCLA" means the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et. seq., as amended.

         "CLOSING DATE" means the date on which the Closing occurs, which is the date hereof.

         "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         "COMPANY" means ESC and the ESC Subsidiary, except where the context clearly dictates that such term refers only to ESC.

         "CONTRACT" means any agreement, contract, obligation, promise, commitment, arrangement or undertaking (whether written or oral and whether express or implied).

         "CONTROLLING SELLERS" means each of Shahriar Naghshineh, Yassaman Hashemi and Shahla Hooshmand, who together comprise the owners of 97.426% of ESC's outstanding voting capital stock.

         "EMPLOYMENT AGREEMENT" means the employment agreement between Shahriar Naghshineh and the Purchaser or an Affiliate of the Purchaser, dated as of the date hereof.

         "ENCUMBRANCE" means any lien, hypothecation, levy, deed of trust, easement or other real estate declaration, covenant, mortgage, charge, claim, community property interest, condition, equitable interest, option, pledge, security interest, right of first refusal, restriction, limitation or encumbrance of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership or any other limitation or restriction whatsoever; and the verb "ENCUMBER" shall be construed accordingly.

         "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, action, claim, Encumbrance, demand, abatement, Order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions arising under any Environmental Law.

         "ENVIRONMENTAL LAW" means any Law concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety, as any such Law has been amended or supplemented, and the regulations promulgated pursuant thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

         "ESCROW AGREEMENT" means the escrow agreement among the Purchaser, LENTE, LLC, as Sellers' Representative, the Sellers and U.S. Bank National Association, as escrow agent, dated as of the date hereof.

         "ESCROW FUND" has the meaning assigned to such term in the Escrow Agreement.

         "ESC SUBSIDIARY" means ESC Technologies, Inc., a Delaware corporation and wholly-owned direct subsidiary of ESC.

         "FACILITIES" means any real property, leaseholds or other interests currently or formerly owned, leased, occupied or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "GOVERNMENTAL AUTHORITY" means any domestic, international, national, territorial, regional, state or local governmental authority, quasi-governmental authority, instrumentality, court, commission or tribunal or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing or any arbitrator or mediator.

         "GOVERNMENTAL PERMIT" means any license, franchise, permit or other authorization of any Governmental Authority.

         "HAZARDOUS MATERIALS" means any substance, material or waste regulated by Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum, petroleum products, asbestos, asbestos-containing materials and polychlorinated biphenyls, radon and radioactive materials.

         "KEY EMPLOYEES" means each of Shahla Hooshmand, Cuong Tran, David Stenger, Jeff Barnes, Tami Galarza, Beth Walker, Georgea de Medina and Ewa Oldak.

         "LAW" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

         "NET REVENUES" means the gross invoice price of Product sales (whether by the Company, the Purchaser or an Affiliate of the Purchaser), less trade and sales allowances, rebates and discounts, and returns in respect of the Products. Each component of Net Revenues shall be determined in accordance with GAAP applied on a basis consistent with the Company's past practices.

         "OCCUPATIONAL SAFETY AND HEALTH LAW" means any legal or governmental requirement or obligation relating to safe and healthful working conditions or to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "ORDER" means any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

         "ORGANIZATIONAL DOCUMENTS" means (a) the articles, certificate of incorporation or similar formation document and the by-laws, code of regulations or similar governing document of a corporation; and (b) any and all amendments to any of the foregoing.

         "PARENT" means ATMI, Inc., a Delaware corporation and the ultimate parent of the Purchaser.

         "PERSON" whether or not capitalized, means any individual, corporation (including any non-profit corporation), unincorporated organization, partnership, limited liability company, joint stock company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

         "PRODUCTS" mean (i) all products that have been or currently are sold or licensed by the Company, or are currently under development by the Company, in each case as identified on Schedule 1 hereto under the heading "Products and Products under Development", together with all improvements thereto made after the Closing (whether made by the Company, the Purchaser or an Affiliate of the Purchaser); (ii) all products that are directly within the scope of valid and enforceable claims in the Company patents and patent applications identified on
Schedule 1 hereto under the heading "Certain Patents" (including originals, divisions, continuations, continuations-in-part, extensions or reissues of such patents); and (iii) the ATMI Materials.

         "PRO RATA SHARE AMONG ALL SELLERS" means each Seller's pro rata share among all of the Sellers, as identified on Schedule 3.1 hereto, which is based upon the Sellers' relative percentage ownership of the Securities as of the date hereof.

         "RELEASE" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment of any Hazardous Material through or in the air, soil, surface water or groundwater.

         "REMEDIAL ACTION" means all actions, including, without limitation, any expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring any Facility into compliance with all Environmental Laws and Governmental Permits issued pursuant to Environmental Laws.

         "SECURITIES" means all the issued and outstanding capital stock of ESC as of the date hereof, consisting of the securities identified on Schedule 3.1 annexed hereto.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time, and any successor law.

         "SELLERS" shall have the meaning set forth in the preamble hereof and includes the Controlling Sellers unless otherwise expressly specified.

         "SUBSIDIARY" means with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent persons thereof is owned or controlled, directly or indirectly, by such Person.

         "TRANSACTION DOCUMENTS" means the Escrow Agreement, the Employment Agreement and the other agreements, documents or instruments executed and delivered by a party hereto as contemplated under this Agreement.

                                   ARTICLE II
                 PURCHASE OF SECURITIES; CONSIDERATION; CLOSING

         2.1 Purchase of Securities. Subject to the terms set forth herein, on the date hereof, the Sellers shall each sell, assign and transfer to the Purchaser, and the Purchaser shall purchase and assume from each of the Sellers, all of the Sellers' respective right, title and interest in and to the Securities, free and clear of all Encumbrances.

         2.2 Consideration. (a) The aggregate purchase price for the Securities (the "PURCHASE PRICE") shall be the greatest of (1) $18,000,000.00;
(2) * * * (the "2003 CALCULATION AMOUNT"); (3) * * * (the "2004 CALCULATION AMOUNT"); and (4) * * * (the "2005 CALCULATION AMOUNT"); provided that the Purchase Price shall not exceed $ * * *. The Purchase Price shall be payable as follows:

                           (i) subject to Section 2.3 hereof, at the Closing, an aggregate amount of $18,000,000.00 shall be paid by the Purchaser to the Sellers' Representative and the Escrow Agent (as defined below) (the "CLOSING CASH PAYMENT") as more particularly described in Section 2.2(c) hereof;

                           (ii) subject to Sections 2.2(b), 2.2(c), 5.4 and 5.5(c) hereof, if the Purchase Price (as calculated above) is greater than $18,000,000.00 (because the 2003 Calculation Amount exceeds $18,000,000.00), then on or before March 31, 2004, the amount by which the 2003 Calculation Amount exceeds $18,000,000.00 (such excess amount, the "2003 EARN OUT") shall be paid by the Purchaser to the Sellers' Representative and the Escrow Agent as more particularly described in
         Section 2.2(c) hereof;

                           (iii) subject to Sections 2.2(b), 2.2(c), 5.4 and 5.5(c) hereof, if the Purchase Price (as calculated above) is greater than the sum of $18,000,000.00 plus the 2003 Earn Out (because the 2004 Calculation Amount exceeds the sum of $18,000,000.00 plus the 2003 Earn
         Out), then on or before March 31, 2005, the amount by which the Purchase Price exceeds the sum of $18,000,000.00 plus the 2003 Earn Out (such excess amount, the "2004 EARN OUT") shall be paid by the Purchaser to the Sellers' Representative and the Escrow Agent as more particularly described in Section 2.2(c) hereof; and

                           (iv) subject to Sections 2.2(b), 5.4 and 5.5(c) hereof, if the Purchase Price (as calculated above) is greater than the sum of $18,000,000.00 plus the 2003 Earn Out and the 2004 Earn Out (because the 2005 Calculation Amount exceeds the sum of $18,000,000.00 plus the 2003 Earn Out and the 2004 Earn Out), then on or before March 31, 2006, the amount by which the Purchase Price exceeds the sum of $18,000,000.00 plus the 2003 Earn Out and the 2004 Earn Out (such excess amount, the "2005 EARN OUT") shall be paid by the Purchaser to the Sellers' Representative.

The 2003 Earn Out, the 2004 Earn Out and 2005 Earn Out shall be referred to herein each as an "Earn Out Payment" and collectively as "the Earn Out Payment", as appropriate in the context used. The calculation of the Earn Out Payment each year shall be reviewed and confirmed by the Sellers' Representative prior to payment hereunder. If the calculation is determined conclusively to be in error by * * *% or more, the Purchaser shall pay the reasonable out-of-pocket costs (including, without limitation, reasonable attorneys', accountants', expert and other professional fees) incurred by the Sellers' Representative in resolving the difference.

Notwithstanding anything to the contrary in clauses (ii) through (iv) above, in the event that a payment under clauses (ii) through (iv) above would make the aggregate Purchase Price an amount in excess of $* * *, then the applicable payment (the 2003 Earn Out, the 2004 Earn Out or the 2005 Earn Out, as applicable) shall be reduced to the amount necessary to make the aggregate Purchase Price equal $* * *, and no further Earn Out Payment shall be payable.

Each payment of the Purchase Price to the Sellers' Representative pursuant to clauses (i) through (iv) above shall be made by wire transfer of immediately available funds to an account specified by the Sellers' Representative. After deductions for any pre-closing expenses allocable to the Sellers which the Sellers agree to pay jointly including any fees for Value Plus International, Inc., accountants' and attorneys' fees incurred solely with respect to the sale of the Securities by the Sellers, the Sellers' Representative shall distribute to each Seller such Seller's Pro Rata Share Among All Sellers of the Purchase Price, promptly after receipt of any payment from the Purchaser in respect of the Purchase Price, subject to reduction for any offsets made by the Purchaser in respect of amounts allocable to one or more Sellers in accordance with this Agreement.

                  (b) Without limiting any of the Purchaser's other rights or remedies, including but not limited to the Purchaser's rights and remedies under Section 5.5(c) hereof, but subject to the limitations set forth in Sections 5.1(b), 5.4 and, with respect to set offs against the Earn Out Payment, 5.5(c) hereof, the Purchaser shall have the right to set off against any amounts otherwise payable by the Purchaser to (or for the benefit of) the Sellers under this Agreement or any other Transaction Document, including but not limited to the Earn Out Payment and any amounts to or from the Escrow Fund, any amounts due or payable by the Sellers to the Purchaser or any Purchaser Indemnitee (as defined below), including but not limited to indemnity obligations pursuant to
Article V. If the Purchaser sets off amounts pursuant to this Section 2.2(b), the Purchaser shall notify the Sellers' Representative in writing within five
(5) days after such set off, including the basis for the set off. Notwithstanding any provision of this Section 2.2(b) to the contrary, the Purchaser may exercise its right to set off pursuant to this Section 2.2(b) only to the extent that the actual and/or estimated amount payable by a particular Seller or Sellers for indemnification or reimbursement under Article V of this Agreement exceeds such Seller's or Sellers' allocable Sub-Account (as defined in the Escrow Agreement) of the then-current Escrow Fund.

                  (c) Escrow. Notwithstanding any provision of this Agreement to the contrary, in lieu of delivering to the Sellers' Representative wired funds in respect of the full dollar amount of the Closing Cash Payment, at Closing the Purchaser shall deliver or cause to be delivered (A) to the Sellers' Representative wired funds equal to 80% of the aggregate dollar value of the Closing Cash Payment (equal to an aggregate $14,400,000.00); and (B) to U.S. Bank National Association as escrow agent (the "ESCROW AGENT") for deposit into the Escrow Fund provided for in the Escrow Agreement, to secure in part the indemnity obligations of the Sellers under Article V, wired funds equal to 20% of the aggregate dollar value of the Closing Cash

Payment (equal to $3,600,000.00) (the "INITIAL ESCROW AMOUNT"). Furthermore, notwithstanding any provision of this Agreement to the contrary, in lieu of delivering to the Sellers' Representative wired funds in respect of the full dollar amount of the 2003 Earn Out and 2004 Earn Out, if any, when the 2003 Earn Out and 2004 Earn Out are payable, subject to Sections 2.2(b) and 5.5(c) hereof, the Purchaser shall deliver or cause to be delivered (A) to the Sellers' Representative wired funds equal to 80% of the aggregate dollar value of the 2003 Earn Out or 2004 Earn Out, as applicable; and (B) to the Escrow Agent for deposit into the Escrow Fund, to secure in part the indemnity obligations of the Sellers under Article V, wired funds equal to 20% of the aggregate dollar value of the 2003 Earn Out or the 2004 Earn Out, as applicable (such wired funds, together with the Initial Escrow Amount, the "ESCROW AMOUNT"). The Escrow Amount will be held as part of the Escrow Fund and disposed of by the Escrow Agent in accordance with the provisions of the Escrow Agreement. Such Escrow Fund shall be available to indemnify and reimburse the Purchaser Indemnitees as provided in
Article V. The Escrow Agreement is incorporated herein by reference and shall be considered part of this Agreement.

         2.3      Closing.

                  (a) The sale and purchase of the Securities will take place on the date hereof at the offices of ATMI, Inc., 6 Commerce Drive, Danbury, CT 06810, or at such other location as shall be agreed to by the Sellers' Representative and the Purchaser (the "CLOSING").

                  (b) At the Closing, the Purchaser shall deliver to the Sellers' Representative:

                           (i) the portion of the Closing Cash Payment payable to the Sellers' Representative (in accordance with the provisions of Section 2.2(c));

                           (ii)     an executed counterpart to this Agreement;

                           (iii) an executed counterpart to the Employment Agreement;

                           (iv) an executed counterpart to the Escrow Agreement, together with the payment to the Escrow Agent of the portion of the Initial Escrow Amount allocable to the Escrow Agent (in accordance with the provisions of Section 2.2(c));

                           (v) resolutions of the board of directors of the Purchaser authorizing the transactions contemplated hereby;

                           (vi) a certificate dated the date hereof from the Secretary of the Purchaser setting forth the authorized resolutions adopted by the board of directors of the Purchaser with respect to the transactions contemplated hereby;

                           (vii) resolutions of the board of directors of the Parent authorizing the Purchaser to consummate the transactions contemplated hereby;

                           (viii) a certificate dated the date hereof from the Secretary of the Parent setting forth the authorized resolutions adopted by the board of directors of the Parent with respect to the transactions contemplated hereby; and

                           (ix) a certificate issued by the Secretary of State of the State of Delaware, as to the good standing of the Purchaser.

                  (c) At the Closing, the Sellers shall deliver to the
Purchaser:

                           (i) a certificate or certificates representing all of the Securities together with stock powers separate from the certificates duly executed by the Sellers in blank and sufficient to convey to the Purchaser good and marketable title to all of the Securities, free and clear of any and all Encumbrances;

                           (ii)     executed counterparts to this Agreement;

                           (iii) a counterpart to the Employment Agreement, executed by Shahriar Naghshineh;

                           (iv)     executed counterparts to the Escrow
                                    Agreement;

                           (v) a favorable opinion from Tallman, Hudders & Sorrentino, P.C., legal counsel to ESC, addressed to the Purchaser and dated the date hereof, in the form set forth as Exhibit A hereto (the "ESC'S COUNSEL OPINION");

                           (vi) certificates issued by the Secretary of the Commonwealth of Pennsylvania and the Secretary of State of the State of Delaware, as to the good standing of ESC and the ESC Subsidiary, respectively;

                           (vii) copies of the Organizational Documents for ESC, certified by the Secretary of State of the Commonwealth of Pennsylvania and the Secretary of ESC;

                           (viii) copies of the Organizational Documents for the ESC Subsidiary, certified by the Secretary of State of the State of Delaware and the Secretary of the ESC Subsidiary;

                           (ix) a letter of resignation dated the date hereof from each member of the board of directors and each executive officer of ESC and the ESC Subsidiary;

                           (x) a letter from Shahriar Naghshineh to the Purchaser relating to the property settlement dated August 15, 2002;

                           (xi) a certificate, meeting the requirements of Sections 897 and 1445 of the Code, stating that the Company has not been a United States real property holding corporation at any time during the five year period prior to the Closing Date and that the stock of the Company is not a United States real property interest; and

                           (xii) consents from the spouse of each individual Seller who is married, substantially in the form of Exhibit B hereto.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers each represent and warrant to the Purchaser as follows:

         3.1 Ownership of Securities. Each Seller owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer the Securities set forth opposite such Seller's name on Schedule 3.1, free and clear of any and all Encumbrances of any kind or nature whatsoever.

         3.2 Legal Proceedings Concerning Transactions. There is no pending Proceeding against any of the Sellers or the Company that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated hereby and by the Transaction Documents and, to the knowledge of the Sellers, no such Proceeding has been threatened, and no event or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

         3.3 Knowledge and Sophistication of the Sellers. Each Seller has read this Agreement and fully understands and agrees with the terms and conditions under which the Securities are being sold to the Purchaser and under which the Purchase Price will be paid to the Sellers including the valuation of the Securities and determination of the Purchase Price, the determination of the Pro Rata Share Among All Sellers with respect to such Seller and all Sellers on an aggregate basis, the fact that the amount of Earn Out Payment is uncertain and may be zero, the terms and conditions of the Escrow Agreement and the Sellers' indemnification obligations and the Purchaser's rights set forth in this Agreement. Purchaser has not been involved in the determination of the Pro Rata Share Among All Sellers, and Purchaser may rely upon Schedule 3.1 without investigation. Each Seller has had the opportunity to consult with counsel and tax, accounting and other advisors regarding this Agreement and the Transaction Documents to which such Seller is a party and the transactions contemplated hereby and thereby and has undertaken such consultations as such Seller deems necessary or appropriate in connection therewith.

         3.4 Organization and Good Standing. ESC is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania, and the ESC Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each with full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. The Company is duly qualified to do business as a foreign corporation, and is in good standing under the Laws of, each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification except as provided in Schedule 3.4, which contains a complete and accurate list of the jurisdictions in which the Company is authorized to do business.

         3.5      Authority; No Conflict.

                  (a) Each of the Sellers has the individual power, capacity and authority to execute and deliver this Agreement and the other Transaction Documents to which such Seller is a party, to consummate the transactions contemplated hereby and thereby and to perform its, his or her obligations under this Agreement and the other Transaction Documents to which such Seller is a party. This Agreement and each other Transaction Document to which such Seller is a party has been duly authorized and approved, executed and delivered by such Seller and constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

                  (b) Neither the execution and delivery of this Agreement or any other Transaction Document by the Sellers nor the consummation or performance by the Sellers of the transactions contemplated hereby or thereby, directly or indirectly (with or without notice or lapse of time or both):

                           (i) contravenes, conflicts with or results in a violation or breach of (A) any provision of the Organizational Documents of such Seller (if applicable) or the Company, (B) any resolution adopted by the board of directors or the shareholders of such Seller (if applicable) or the Company, (C) any legal requirement or any Order, award, decision, settlement or process to which such Seller or the Company or any of the assets or properties owned or used by such Seller or the Company may be subject, or (D) any Governmental Permit which is held by such Seller or the Company or that otherwise relates to the business of, or any of the assets or properties owned or used by, such Seller or the Company;

                           (ii) results in a breach of or constitutes a default, gives rise to a right of termination, cancellation or acceleration, creates any entitlement to any payment or benefit, or requires the consent, authorization or approval of or any notice to or filing with any third Person or requires the consent, authorization or approval of or any notice to or filing with any Governmental Authority; or

                           (iii) results in the imposition or creation of any Encumbrance upon or with respect to any of the assets or properties owned or used by such Seller or the Company, including, without limitation, the Securities.

         3.6      Capitalization; Other Matters.

                  (a) The authorized capital stock of ESC consists solely of the Securities, as described on Schedule 3.1 hereto, and Schedule 3.1 is true, complete and correct and accurately reflects the Pro Rata Share Among All Sellers.

                  (b) Except as specified in Section 3.6(a) of this Agreement, there are no outstanding securities of ESC, including, without limitation, debt securities, common or preferred stock, options, warrants, rights or other securities convertible or exercisable into, or exchangeable for, capital stock or other securities. All of the Securities of ESC have been duly authorized and validly issued and are fully paid and nonassessable. Upon consummation of the transactions under this Agreement, the Purchaser will have acquired all record and beneficial ownership of and good, valid and indefeasible title to and the right to transfer all of the Securities, free and clear of any and all Encumbrances of any kind or nature whatsoever.

                  (c) Except as set forth in Schedule 3.6(c): (i) there are no voting trusts or other Contracts or understandings to which the Sellers or the Company is a party with respect to the transfer, voting or registration of the Securities; (ii) there are no Contracts relating to the issuance, sale or transfer of the Securities; (iii) the Securities were not issued in violation of the Securities Act or any other legal requirement; (iv) the Company does not own or have any Contract to acquire any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business; (v) the Company does not now have or has never had any Subsidiaries (other than, with respect to ESC, the ESC Subsidiary) or equity interest in any other Person; and (vi) no Person has any pre-emptive rights with respect to the Securities or the ESC Subsidiary Securities.

                  (d) ESC owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer all of the outstanding capital stock of the ESC Subsidiary (the "ESC SUBSIDIARY SECURITIES"), free and clear of any and all Encumbrances of any kind or nature whatsoever. There are no outstanding securities of the ESC Subsidiary, including, without limitation, debt securities, common or preferred stock, options, warrants, rights or other securities convertible or exercisable into, or exchangeable for, capital stock or other securities. All of the ESC Subsidiary Securities have been duly authorized and validly issued and are fully paid and nonassessable. There are no voting trusts or other Contracts or understandings to which the Company is a party with respect to the transfer, voting or registration of the ESC Subsidiary Securities. There are no Contracts relating to the issuance, sale or transfer of the ESC Subsidiary Securities. The ESC Subsidiary Securities were not issued in violation of the Securities Act or any other legal requirement.

         3.7 Books and Records. The books of account and other records of the Company, all of which have been made available to the Purchaser, are true, complete and correct. The minute books of the Company contain true, accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors, and committees of the board of directors of the Company. The stock books or equivalent records of the Company are true, complete and correct. As of the date hereof, all of such books and records are in the possession of the Company.

         3.8      Financial Statements.

                  (a) For purposes of this Agreement, "FINANCIAL STATEMENTS" shall mean the (i) unaudited consolidated financial statements of the Company as of and for the fiscal year ending December 31, 2001 and 2002 and (ii) the unaudited consolidated balance sheet of the Company as of June 30, 2003 and the related income statement for the period from January 1, 2003 until

June 30, 2003. The Controlling Sellers have delivered to the Purchaser true and complete copies of the Financial Statements, all of which are attached as
Schedule 3.8.

                  (b) The Financial Statements (i) have been prepared from the books and records of the Company on an income tax basis, (ii) fully reflect all liabilities of the Company required to be reflected therein on such basis as at the date thereof, and (iii) fairly present the financial position of the Company as of the date of the balance sheets included in the Financial Statements and the results of operations for the periods indicated.

         3.9 No Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due), including, without limitation, related to or arising from the Company's business or the Products (except for the ATMI Materials), except for liabilities or obligations reflected or reserved against in the Company's balance sheet dated as of June 30, 2003, which is part of the Financial Statements, liabilities specifically set forth in Schedule 3.9 and current liabilities incurred in the ordinary course of business since June 30, 2003 consistent with past practices.

         3.10 No Material Adverse Change. Except as set forth in Schedule 3.10, since December 31, 2002, there has not been any material adverse change in the business, operations, properties, assets, prospects, liabilities, results of operations or condition (financial or otherwise) (a "MATERIAL ADVERSE EFFECT") of the Company and no event has occurred and no circumstance exists that could reasonably be expected to have a Material Adverse Effect on the Company.

         3.11     Taxes.

                  (a) "TAXES" shall mean all taxes, charges, fees, Encumbrances, customs, duties or other assessments, however denominated, including any interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by the United States government, any state, local or foreign government, or any agency or political subdivision of any such government (a "TAX AUTHORITY"), which taxes shall include, without limiting the generality of the foregoing, all income taxes (or taxes based on income), payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

                  (b) (i) The Company has filed or caused to be filed with the appropriate Tax Authority in a timely manner all Tax returns, reports and forms required to be filed by it including any information return, claim for refund, amended return or declaration or estimated Tax ("RETURNS"); (ii) the information on such Returns is complete and accurate; (iii) the Company has paid in full on a timely basis all Taxes or made adequate provision in the Financial Statements for all Taxes (whether or not shown on any Return) required to be paid by it;
(iv) there are no Encumbrances for Taxes upon the assets or properties of the Company other than for Taxes not yet due and payable; and (v) except as set forth on Schedule 3.4 hereto, no deficiencies for Taxes have been claimed, proposed, or assessed by any Tax Authority or other Governmental Authority with respect to the Company, and there are no pending or, to knowledge of the Sellers, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company.

                  (c) There are no outstanding Contracts or waivers with respect to the Company extending the statutory period of limitation applicable to any Taxes and, except for Returns for fiscal year 2002, the Company has not requested any extension of time within which to file any Return which has not yet been filed.

                  (d) (i) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third Person;
(ii) all material elections with respect to Taxes made by the Company as of the date hereof are set forth in Schedule 3.11(d); (iii) there are no private letter rulings in respect of any Tax pending between the Company and any Tax Authority;
(iv) the Company has not ever been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person, other than with respect to the Company; (v) the Company is not liable for Taxes of any other Person except with respect to sales taxes, and the Company is not currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes; (vi) the Company is not a party to any joint venture, partnership or other arrangement or Contract which could be treated as a partnership for federal income Tax purposes; (vii) the Company has not agreed to or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign Law) in taxable income; (viii) the Company is not a party to any Contract, arrangement or plan that could result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (ix) Schedule 3.11(d) contains a list of all jurisdictions to which any Tax is properly payable or in which any Return is required to be filed by the Company, and no written claim has ever been made by any Tax Authority in any other jurisdiction that the Company is subject to taxation in such jurisdiction; and (x) a list of all outstanding powers of attorney enabling any party to represent the Company with respect to Taxes is set forth in Schedule 3.11(d).

         3.12 Accounts Receivable. All accounts receivable of the Company that are reflected on the Financial Statements or on the accounts receivable ledger of the Company as of the date hereof (collectively, the "ACCOUNTS RECEIVABLE") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. All of the Accounts Receivable are collectible at the full recorded amount thereof, in the ordinary course of business without resort to litigation.

         3.13     Title to Properties; Encumbrances.

                  (a) Schedule 3.13 contains a complete and accurate list of all real property, leaseholds or other interests therein owned or held by the Company. The Company does not own, and has never owned, any real property other than as specified in Schedule 3.13. For each such property, Schedule 3.13 sets forth the owner thereof, a brief description thereof (including approximate square footage), the date when purchased or acquired and the approximate purchase price thereof, the use made of such property and the approximate annual costs, fees and taxes associated with such property. The Sellers have delivered or made available to the Purchaser true, correct and complete copies of the real property leases to which the Company is party or pursuant to which it uses or occupies any real property.

                  (b) Except as set forth in Schedule 3.13, the Company has good title to all of the assets and properties, real and personal, tangible and intangible, it owns or purports to own, or uses in its business, including those reflected on its books and records and in the Financial Statements (except for accounts receivable collected and inventories, materials and supplies disposed of in the ordinary course of business consistent with past practice after June 30, 2003). The Company has a valid leasehold, license or other interest in all of the other tangible assets or properties, real or personal, which are used in the operation of its business.

                  (c) Except as set forth in Schedule 3.13, all assets and properties owned, leased or used by the Company are free and clear of all Encumbrances.

         3.14 Products. Schedule 1 sets forth, under the heading "Products and Products under Development", a complete and accurate list of all Products that have been or currently are sold or licensed by the Company or are currently under development by the Company. The Products (other than the ATMI Materials) conform in all respects to the properties, composition and specifications set forth in Schedule 1 adjacent to each such Product.

         3.15     Compliance with Laws; Governmental Authorizations.

                  (a) The Company is in compliance with all Laws, licenses and Orders affecting the assets or properties owned or used by the Company and the business or operations of the Company. The Company has not been charged with violating, or, to the knowledge of the Sellers, threatened with a charge of violating, nor is the Company under investigation with respect to a possible violation of, any provision of any federal, state, local or foreign Law, Order or license relating to any of its assets or properties or any aspect of its business.

                  (b) Schedule 3.15 contains a complete and accurate list of each Governmental Permit that is held by the Company or that otherwise relates to the business of, or to any of the assets or properties owned or used by, the Company. Each Governmental Permit listed or required to be listed in Schedule
3.15 is valid and in full force and effect and is not subject to any Proceedings for suspension, modification or revocation.

         3.16     Legal Proceedings.

                  (a) Except as set forth in Schedule 3.16, there is no pending claim, action, investigation, arbitration, litigation or other proceeding ("PROCEEDING") that has been commenced by or against any Seller (in relation to the Company or the Securities) or the Company or the Securities or that otherwise relates to the business of, or any of the assets, services or properties owned or used by, the Company, including any Proceeding relating to infringement, interference, opposition, misappropriation or other violation of the Company's or any other Person's (including any employee, former employee, contractor or consultant of the Company) Intellectual Property Assets.

                  (b) To the knowledge of the Sellers, no such Proceeding (including relating to infringement, interference, opposition, misappropriation or other violation of the Company's or any Person's Intellectual Property Assets) has been threatened and no basis exists for any such Proceeding. The Sellers have made available to the Purchaser true, correct and complete copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 3.16. The Proceedings listed in Schedule 3.16 could not reasonably be expected to have a Material Adverse Effect on the Company.

         3.17 Absence of Certain Changes and Events. Since December 31, 2002, the Company has conducted its business only in the ordinary course, consistent with past practice.

         3.18     Contracts; No Defaults.

                  (a) Schedule 3.18(a) contains a complete and accurate list, and the Sellers have delivered to the Purchaser true, correct and complete copies (if written), of:

                                    (i)      each Contract involving payments to
         or from the Company of at least $50,000;

                                    (ii)     each lease, license and other
         Contract affecting any leasehold or other interest in any real or personal property to which the Company is a party or by which any of its assets or properties is bound;

                                    (iii)    each licensing agreement or other
         Contract to which the Company is a party with respect to confidential or proprietary information, Intellectual Property Assets, including, without limitation, agreements with current or former employees, consultants or contractors;

                                    (iv)     each Contract to which the Company
         is a party containing covenants that in any way purport to restrict the business activity of the Company or any of the Controlling Sellers or Key Employees or limit the freedom of the Company or any of the Controlling Sellers or Key Employees to engage in any line of business or activity or to compete with any Person or hire any Person;

                                    (v)      each employment, severance,
         independent contractor or consulting agreement between the Company and its directors, officers, employees, leased employees and consultants;

                                    (vi)     each agreement of the Company under
         which any money has been or may be borrowed or loaned, or any evidence of indebtedness of the Company, and each guaranty by the Company;

                                    (vii)    each agreement to which the Company
         is a party containing a change of control provision; and

                                    (viii)   each other material Contract to
         which the Company is a party or which relates to the Company's business or assets.

                  (b) Each Contract identified or required to be identified in
Schedule 3.18(a) is in full force and effect and is valid and enforceable against the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity, and, to the knowledge of the Sellers, against the other parties thereto in accordance with its terms.

                  (c) Except as set forth in Schedule 3.18(c):

                                    (i)      the Company is in full compliance
         with all applicable terms and requirements of each Contract under which the Company has any obligation or liability or by which the Company or any of the assets or properties owned or used by the Company is or was bound; and the Company has not assigned, delegated or otherwise transferred any of its rights or obligations with respect to any Contract;

                                    (ii)     to the knowledge of the Sellers,
         each other Person that has or had any obligation or liability under any Contract under which the Company has any rights is in full compliance with all applicable terms and requirements of such Contract; and

                                    (iii)    no event has occurred and no
         circumstance exists that (with or without notice or lapse of time or both) is likely to result in a violation or breach of any Contract by the Company or, to the knowledge of the Sellers, by any other Person.

                  (d) The Sales Distribution Agreement between ESC and MACSUN Co., Ltd. ("MACSUN"), dated December 6, 2002, the undated Sales Representative and Distribution Agreement between ESC and MACSUN and the Consulting Agreement between ESC and Alcyon, Inc. ("ALCYON)", dated June 20, 2003, have been terminated in accordance with their terms, without any further payment, liability or obligation by or of the Company or the Purchaser. In connection with the termination of the Alcyon Consulting Agreement, Alcyon exercised options to purchase Securities in accordance with the terms of such Consulting Agreement and thereby became (and is) a Seller under this Agreement.

         3.19 Insurance. Schedule 3.19 sets forth the premium payments and describes all the insurance policies of the Company, including coverages, deductibles, limits and premiums, which policies are now in full force and effect in accordance with their terms and expire on the dates shown on Schedule
3.19. There has been no default in the payment of premiums on any of such policies and there is no ground for cancellation or avoidance of any such policies or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies insure the Company in amounts and against losses and risks customary and sufficient for businesses similar to the Company and such policies shall continue in full force and effect up to the expiration dates shown in Schedule 3.19. True, correct and complete copies of all insurance policies listed in Schedule 3.19 have been previously furnished to the Purchaser by the Sellers. Since December 31, 2002, the Company has not altered the terms of any of its insurance policies except in the ordinary course of business consistent with past practice.

         3.20     Environmental Matters.

                  (a) The Company is in compliance with all applicable Environmental Laws which compliance includes, but is not limited to, the possession by the Company of all Governmental Permits (or applications therefor) required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received notice of, and the Company nor any predecessor of any of them is not the subject of, any Environmental Claim. Except as provided in Schedule 3.20, there are no circumstances or conditions related to the Company or any operations of the Company or the Company's Facilities that are reasonably likely to prevent or interfere with such compliance or give rise to a future Environmental Claim or Remedial Action.

                  (b) There are no Environmental Claims that are pending or, to the knowledge of the Sellers, threatened against the Company or against any Person whose liability for any Environmental Claim the Company has retained or assumed by Contract or by other means.

                  (c) Neither the Company, nor any other Person acting on behalf of the Company has generated, disposed of, transported or arranged for the disposal of any Hazardous Materials to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Materials, (ii) any Facilities or (iii) any site where an Environmental Claim or Remedial Action has occurred or is likely to occur.

                  (d) The Sellers have delivered to the Purchaser true and complete copies of all environmental audits, monitoring and investigation results, assessments, or occupational health studies undertaken by or on behalf of the Company, or by or on behalf of any third parties in the Sellers' or the Company's possession or control.

         3.21     Employees.

                  (a) Schedule 3.21 contains a complete and accurate list of the following information for each employee of the Company: name, job title, base salary, bonus, vacation accrued, service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan, and whether such employee is a party to a non-competition agreement with the Company.

                  (b) No Controlling Seller or officer of the Company or Key Employee is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such Controlling Seller, officer or Key Employee and any other Person that could adversely affect (i) the performance of his duties as an officer or employee of the Company, or (ii) the ability of the Company to conduct its business. To the knowledge of the Sellers, no employee of the Company intends to terminate his or her employment with the Company.

         3.22     Employee Benefits.

                  (a) Schedule 3.22(a) sets forth a true and complete list of each and every Employee Benefit Plan. The Company (either individually or collectively) does not have any obligation to contribute to or have any actual or contingent liability with respect to any

Employee Benefit Plan. "EMPLOYEE BENEFIT PLAN" means each "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company or any ERISA Affiliate, which is or was ever maintained by the Company or any ERISA Affiliate, or, with respect to which the Company or any ERISA Affiliate has or could have any obligation or liability (whether actual or contingent, direct or indirect) including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices, agreements, understandings or arrangements. "ERISA AFFILIATE" means any entity (whether or not incorporated) other than the Company that, together with the Company, is a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

                  (b) The Sellers have delivered to the Purchaser prior to the date hereof true and complete copies of (i) plan instruments and amendments thereto for all Employee Benefit Plans (or written summaries of any Employee Benefit Plans that are unwritten) and related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each Plan, (ii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and (iii) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports and (D) to the extent applicable, nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan.

                  (c) No Employee Benefit Plan is subject to Title IV or Section 302 of ERISA (including a multiemployer plan) or Section 412 of the Code and no facts exist under which the Company or any ERISA Affiliate could incur any liability under any of such provisions. No Employee Benefit Plan (i) is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code or (ii) provides for the payment of severance benefits

                  (d) No Employee Benefit Plan has at any time engaged or participated in a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

                  (e) Except as disclosed in Schedule 3.22(e), each Employee Benefit Plan which is a "welfare plan" within the meaning of Section 3(1) of ERISA and which provides health, disability or death benefits is fully insured and all premiums for applicable insurance contracts and policies have been paid when due; the Company is not obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

                  (f) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is intended to be a tax-qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service covering all amendments required by GUST (the Uruguay

Round Agreements Act, the Uniformed Services Employment and Reemployment Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Act of 2000) and all prior legislation and nothing has occurred to impair any such favorable determination.

                  (g) Each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable Laws, Orders or governmental rules and regulations in effect with respect thereto. As of and including the date hereof, the Company and each ERISA Affiliate (i) have performed all obligations required to be performed by it under, and are not in default under or in violation of any Employee Benefit Plan and (ii) have made all contributions or payments required to be made by it up to and including the date hereof with respect to each Employee Benefit Plan, or adequate accruals therefor have been provided for and reflected on the Financial Statements.

                  (h) There is no Proceeding (other than routine claims for benefits) pending or, to the Seller's knowledge, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and there are no facts that could give rise to any such Proceeding. No fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA and no facts exist by reason of which the Company may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

                  (i) Schedule 3.22(i) sets forth a true and complete list of all agreements with consultants, independent contractors or leased employees. There are no complaints, charges or claims against the Company pending or, to the Sellers' knowledge, threatened to be brought by or filed with any Governmental Authority and the Company has no current liability based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company as an independent contractor or "leased employee" (within the meaning of Section 414(n) of the Code) rather than as an employee, and no facts exist as a result of which the Company could have any such liability.

                  (j) Schedule 3.22(j) sets forth a true and complete list of each current or former employee, officer or director of the Company who holds
(i) any shares of capital stock of the Company that are restricted as a result of an agreement with the Company or any stock plan of the Company and (ii) any other right, directly or indirectly, to receive any shares of capital stock of the Company or any other compensation based in whole or in part on the value of the capital stock of the Company together with the number of shares of the capital stock of the Company subject to such right.

                  (k) No Employee Benefit Plan invests in the capital stock of the Company or provides benefits in the form of or based on the value of the capital stock of the Company.

                  (l) Except as set forth in Schedule 3.22(l), the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not result in (i) any payment (including, without limitation, severance, unemployment compensation or bonus payments or otherwise) becoming due to any current or former director, officer, employee or consultant of the Company, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of the Company, (iii) any acceleration in the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of the Company, or (iv) any "parachute payment" under Section 280G of the Code, whether or not such amount may be considered reasonable compensation for personal services rendered.

                  (m) No Employee Benefit Plan provides benefits with respect to non-U.S. directors, officers, employees or consultants.

                  (n) No Employee Benefit Plan provides health or medical benefits to or with respect to any employee of the Company after such individual's retirement or other termination of service other than coverage mandated by applicable Law.

                  (o) No Employee Benefit Plan, other than a Pension Plan, is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

                  (p) The Company has not agreed to or announced any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage which would cause an increase in the expense of maintaining any such plan.

         3.23 Labor Relations. Except as set forth in Schedule 3.23, no condition or state of facts or circumstances exists or has existed which could adversely affect the Company's relations with its employees.

         3.24     Intellectual Property.

                  (a) Intellectual Property Assets. As used in this Agreement, the term "INTELLECTUAL PROPERTY ASSETS" shall mean all worldwide intellectual property rights including without limitation: (i) all trademarks, service marks, trade names, common law trademarks, business names, Internet domain names, trade dress, slogans, and the goodwill associated therewith, and all registrations or applications therefor (collectively, "MARKS"); (ii) all patents, patent applications and inventions and discoveries whether or not patentable (collectively, "PATENTS"); (iii) all copyrights and copyrightable works whether or not published, including training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works and software and videos, whether registered or unregistered, and all registrations or applications in connection therewith (collectively, "COPYRIGHTS"); and (iv) all trade secrets, know-how, confidential information, customer lists, technical information, proprietary information, technologies, processes, tools, formulae, source code, algorithms, architecture, structure, display screens and development tools, data, plans, drawings and blue prints, whether tangible or intangible and whether or how stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, "TRADE SECRETS"). The terms "COMPANY INTELLECTUAL PROPERTY ASSETS", "COMPANY MARKS", "COMPANY PATENTS", "COMPANY COPYRIGHTS" and "COMPANY TRADE SECRETS" shall mean Intellectual Property Assets, Marks, Patents, Copyrights and Trade Secrets, respectively, which have been or are owned, used or licensed (whether as licensor or licensee) by the Company or are material to the conduct of the business of the Company as it is currently conducted or as proposed to be conducted.

                  (b) Rights. The Company (i) owns the entire, undivided right, title and interest in and to each of the Company Intellectual Property Assets, free and clear of all Encumbrances, including any claims of infringement, interference, misappropriation or opposition, or (ii) licenses or otherwise possesses legally enforceable rights to use each of the Company Intellectual Property Assets, free and clear of all Encumbrances, including any Proceeding involving a claim of infringement, interference, misappropriation or opposition, and, in each case of clause (i) or (ii), as applicable, the Company may transfer such rights, interests or licenses to Purchaser as contemplated by this Agreement. The Company has made all necessary filings and recordations to protect and maintain its interest in the Company Intellectual Property Assets. The products used, sold or licensed or proposed for use, sale or license by the Company (including, without limitation, the Products other than the ATMI Materials), and any services performed by the Company, do not infringe or otherwise violate, are not alleged to infringe or otherwise violate, and could not reasonably be expected to result in the infringement or other violation of, any rights of any Person, including intellectual property rights.

                  (c) Agreements. Schedule 3.24(c) contains a true, correct and complete list and summary description, including any royalties paid or received by the Company, of all Contracts and licenses relating to the Company Intellectual Property Assets to which the Company is a party or by which the Company is bound (whether as licensee, sublicensee, licensor or sublicensor). Each license of Company Intellectual Property Assets listed in Schedule 3.24(c) is valid, subsisting, and legally enforceable and shall continue in effect on its current terms upon consummation of the transactions contemplated by this Agreement.

                  (d) Patents. (i) Schedule 3.24(d) contains a true, correct and complete list of all Company Patents; (ii) all Company Patents are valid and subsisting and all maintenance fees, annuities and the like have been paid;
(iii) none of the Company Patents is infringed or otherwise violated or has been challenged or threatened in any way by any Person (including any employee, former employee, contractor or consultant of the Company); and (iv) all products covered by the Patents have been marked with appropriate patent notices.

                  (e) Trademarks. (i) Schedule 3.24(e) contains a true, correct and complete list of all Company Marks; (ii) all Company Marks are valid and subsisting; (iii) none of the Company Marks is infringed or otherwise violated or has been challenged or threatened in any way by any Person (including any employee, former employee, contractor or consultant of the Company), and no claims exist against the use by the Company of any trademarks, service marks, trade names, or trade dress used in the business of the Company as currently conducted or as proposed to be conducted; and (iv) all materials encompassed by the Company Marks have been marked with appropriate trademark and registration notices.

                  (f) Copyrights. (i) Schedule 3.24(f) contains a true, correct and complete list of all Company Copyrights; (ii) all the Company Copyrights, whether or not registered, are valid and enforceable; (iii) none of the Company Copyrights is infringed or otherwise violated or has been challenged or threatened in any way by any Person (including any employee, former employee, contractor or consultant of the Company), and no claims exist against the use by the

Company of any writings or other expressions used in the business of the Company as currently conducted or as proposed to be conducted; and (iv) all works encompassed by the Company Copyrights have been marked with appropriate copyright notices.

                  (g) Trade Secrets and Third Party Information. The Company has taken reasonable precautions to protect the secrecy, confidentiality and value of the Company Trade Secrets. The Company Trade Secrets have not been used, divulged or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. None of the Company Trade Secrets is subject to any adverse claim or has been challenged or threatened in any way, or infringes or otherwise violates, is alleged to infringe or otherwise violate, or could reasonably be expected to result in the infringement or violation of, any rights of any Person, including intellectual property rights. None of the operations of the Company involves the unlicensed or unauthorized use of confidential or proprietary information. The Company has taken all reasonable measures to protect the Trade Secrets and the confidential and proprietary information of third Persons used in or related to their operations.

                  (h) No Third Party Indemnifications. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement or misappropriation of any Intellectual Property Assets or any other confidential or proprietary information of any other Person.

         3.25     Relationships with Related Persons. Except as set forth in
Schedule 3.25, no shareholder, Affiliate, member, manager, officer, director or employee of the Company, nor any spouse or child of any of them or any Person associated with any of them ("RELATED PERSON"), has any interest in any assets or properties used in or pertaining to the business of the Company. Except as set forth in Schedule 3.25, no shareholder, Affiliate, member, manager, officer, director or employee of the Company nor any Related Person has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in a Person that has (i) had business dealings with the Company, or (ii) engaged in competition with the Company. Except as set forth in Schedule 3.25, no shareholder, Affiliate, member, manager, officer, director or employee of the Company nor any Related Person is a party to any Contract with, or has any claim or right against, or owes any amounts to, the Company, except agreements listed in Schedule 3.18(a). All loans, payables and other amounts due to or from a shareholder, Affiliate, member, manager, officer, director or employee of the Company or any Related Person, on the one hand, and the Company and/or its Affiliates, on the other hand, are listed in Schedule 3.25.

         3.26 Brokers or Finders. Except as set forth in Schedule 3.26, neither the Sellers nor the Company or any of their respective agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

         3.27 Deposit Accounts. Schedule 3.27 contains a true, correct and complete list of (a) the name of each financial institution in which the Company has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type of account, and (d) the name of each person authorized to draw on or have access to each account or box.

         3.28 Customers. Schedule 3.28 sets forth (a) a true, complete and correct listing of the customers (the "CUSTOMERS") of the Company and (b) the amount for which each such Customer was invoiced during the twelve months ended December 31, 2002. Except as set forth in Schedule 3.28, there are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement, that are reasonably likely to result in the loss of any Customer or a material change in the relationship of the Company with such a Customer.

         3.29 Product Warranties. The Sellers have delivered to the Purchaser complete and correct copies of the standard terms and conditions of sale or lease for each of the products or services of the Company (containing applicable guaranty, warranty and indemnity provisions). Except as required by Law or as set forth in Schedule 3.29, no product manufactured, sold, leased or delivered by, or service rendered by or on behalf of, the Company is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions.

         3.30 Shareholders Agreement. Section 6.9(a) of this Agreement effects a valid waiver and release of any and all rights, benefits, claims and causes of action arising out of or related to the circumstances described in item 3 of Schedule 3.6(c).

         3.31 Disclosure. No representation or warranty by the Sellers contained in this Agreement or any other Transaction Documents to which any Seller is a party, nor any statement or certificate furnished by any Seller or the Company to the Purchaser or its representatives in connection herewith or therewith or pursuant hereto or thereto contains any untrue statement of a material fact, or omits to state any material fact required to make the statements contained herein or therein not misleading. There is no fact (other than matters of a general economic or political nature which do not affect the business of the Company) which might reasonably be expected to have a material adverse effect on the Company or the Securities.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Sellers as follows:

         4.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use.

         4.2      Authority; No Conflict.

                  (a) The Purchaser has the full corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which the Purchaser is a party, to consummate the other transactions contemplated hereby and thereby and to perform its obligations under this Agreement and the Transaction Documents to which it is a party. This Agreement and each of the Transaction Documents to which the Purchaser is a party have been duly authorized and approved, executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its respective terms except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

                  (b) Neither the execution and delivery of this Agreement or any Transaction Document by the Purchaser nor the consummation or performance by the Purchaser of the other transactions contemplated hereby or thereby, including the payment of the Purchase Price pursuant to this Agreement, directly or indirectly (with or without notice or lapse of time or both):

                           (i) contravenes, conflicts with, or results in a violation or breach of (A) any provision of the Organizational Documents of the Purchaser, (B) any resolution adopted by the board of directors of the Purchaser, (C) any legal requirement or any Order, award, decision, settlement or process to which the Purchaser or any of the assets or properties owned or used by it may be subject, or (D) any Governmental Permit held by the Purchaser; or

                           (ii) results in a breach of or constitutes a default, gives rise to a right of termination, cancellation or acceleration, creates any entitlement to any payment or benefit, or requires the consent or approval of or any notice to or filing with any third Person, under any material Contract to which the Purchaser is a party or by which its assets or properties are bound, or requires the consent or approval of or any notice to or filing with any Governmental Authority to which the Purchaser or its respective assets or properties are subject.

         4.3 Brokers and Finders. The Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

         4.4 Investment Intent. The Purchaser is purchasing the Securities solely for the Purchaser's own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The Purchaser acknowledges that the Securities have not been registered under the Securities Act or Pennsylvania securities laws, and may not be sold, transferred, assigned or hypothecated unless there is an effective registration statement under the Securities Act covering such Securities or the sale is made subject to an applicable exemption from registration.

                                    ARTICLE V
                                 INDEMNIFICATION

         5.1      Survival of Representations, Warranties and Agreements.

                  (a) Except as otherwise provided in Section 5.1(b), the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of, or any knowledge of, any other party hereto, any Affiliate of such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement.

                  (b) The parties' representations and warranties in this Agreement or in any document or instrument delivered pursuant to this Agreement shall survive the Closing and continue until the later of March 31, 2006 or the applicable statute of limitations for the underlying cause of action (the "EXPIRATION DATE"). Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under Section 5.2 or 5.3 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if written notice specifying the inaccuracy or breach thereof shall have been given to the party against whom such indemnity may be sought prior to the Expiration Date. The parties' covenants and agreements in Articles V, VI and VII of this Agreement or in any document or instrument delivered pursuant to this Agreement shall survive the Closing indefinitely or for the period of time, if any, specified with respect to such covenant or agreement, subject to the limitations set forth in Section 5.4.

         5.2      Obligation of the Sellers to Indemnify, Reimburse, etc.

                  (a) Subject to the provisions of Sections 5.1(b) and 5.4, the Sellers hereby agree, on a basis that reflects each Seller's Pro Rata Share Among All Sellers, to indemnify, defend and hold harmless the Purchaser and the Company and their respective successors, assigns, directors, officers, stockholders, members, managers, control persons, employees, Affiliates, agents, representatives, accountants and attorneys (collectively, the "PURCHASER INDEMNITEES") from and against any and all costs and expenses (including, without limitation, reasonable attorneys' fees and reasonable expenses of investigation), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (collectively, "LOSSES") imposed on, incurred or suffered by or asserted against any Purchaser Indemnitee as a result of, arising out of or in connection with (w) any breach of or inaccuracy in any Seller's representations or warranties in this Agreement or in any document or instrument delivered pursuant to this Agreement, other than the Sellers' Several Representations (as defined below), (x) the inquiry by the California Department of State concerning taxes described in Schedule 3.4 hereto, (y) the disagreement with Texas Instruments described in Schedule 3.16 hereto and (z) the subject matter of the letter from Ashland Inc. to Darryl Peters described in Schedule
3.16 hereto to the extent that Losses in relation to such subject matter result from or arise out of the period prior to Closing.

                  (b) The Sellers hereby agree severally (as to each Seller only) to indemnify, defend and hold harmless the Purchaser Indemnitees from and against any and all Losses imposed on, incurred or suffered by or asserted against any Purchaser Indemnitee as a result of, arising out of or in connection with:

                           (i) subject to the provisions of Sections 5.1(b) and 5.4, any breach of or inaccuracy in such Seller's representations or warranties made by such Seller in Sections 3.1, 3.2, 3.3, 3.5 (other than in relation to the Company), 3.6(c) (other than in relation to the Company), 3.26 (other than in relation to the Company), and 3.30 (other than in relation to the Company) (such representations and warranties, collectively, the "SELLERS' SEVERAL REPRESENTATIONS");

                           (ii) subject to the provisions of Sections 5.4, a failure by such Seller to perform or comply with any covenant or agreement on such Seller's part contained in Article V, VI or VII of this Agreement or in any other Transaction Document; and/or

                           (iii) any intentional or willful misconduct of such Seller, whether prior to, on or after the Closing Date.

         5.3 Obligation of the Purchaser to Indemnify, Reimburse, etc. Subject to the provisions of Sections 5.1(b) and 5.4, the Purchaser hereby agrees to indemnify, defend and hold harmless the Sellers from and against any and all Losses imposed on, incurred or suffered by or asserted against any of them as a result of, arising out of or in connection with:

                  (a) any representation or warranty made by the Purchaser contained herein, which is inaccurate in any material respect;

                  (b) a failure by the Purchaser to perform or comply in any material respect with any covenant or agreement on the Purchaser's part contained herein or in any other Transaction Document, and/or

                  (c) any intentional or willful misconduct of the Purchaser, whether prior to, on or after the Closing Date.

         5.4      Limits on Indemnification, Reimbursement, etc.

                  (a) Obligations of the Sellers.

                           (i) No amount shall be payable by the Sellers under this Article V unless and until the aggregate amount of all claims for indemnification by the Purchaser Indemnitees (the "PURCHASER CLAIMS") exceed $* * * (the "THRESHOLD AMOUNT"), whereupon the indemnification obligations of the Sellers shall become effective, including for the initial Threshold Amount. For the purposes of computing the aggregate amount of Purchaser Claims, the amount of each Purchaser Claim shall be deemed to be an amount net of any tax benefit to the Purchaser Indemnitees (or any of them) and net of any insurance recovery by the Purchaser Indemnitees (or any of them). The phrase "net of any insurance recovery by the Purchaser Indemnitees (or any of them)" in the immediately preceding sentence shall mean, with respect to a particular Loss, (i) the amount of any actual insurance recovery by the Purchaser Indemnitees (or any of them) in respect of such Loss, plus (ii) the additional insurance recovery, if any, that the Purchaser Indemnitees (or any of them) would have received in respect of such Loss if a tail policy had been purchased with respect to the Company's insurance policies in effect at the Closing and such tail policy covered insured claims made during the period from the Closing Date through March 31, 2006.

                           (ii) The Purchaser Indemnitees' sole right and remedy for indemnification and reimbursement under Sections 5.2(a), 5.2(b)(i) and 5.2(b)(ii) (other than for breaches of the covenants and agreements in Sections 6.1, 6.2, 6.9, 7.7 and 7.9 hereof and in Articles 7 and 8 and Section 10.1 of the Employment Agreement, for which there shall be no cap on liability) with respect to each Seller shall be limited to the dollar value of any amounts received and/or, but for the application of a right of set off under this Agreement, receivable by such Seller under this Agreement. Furthermore, and notwithstanding the immediately preceding sentence, the aggregate indemnification and reimbursement obligation of any Seller with respect solely to Sections 5.2(a) and 5.2(b)(ii) (other than for breaches of the covenants and agreements in Sections 6.1, 6.2, 6.9, 7.7 and 7.9 hereof and in Articles 7 and 8 and
         Section 10.1 of the Employment Agreement, for which there shall be no cap on liability) shall not exceed such Seller's Pro Rata Share Among All Sellers of $* * *.

                  (b) Obligations of the Purchaser.

                           (i) No amount shall be payable by the Purchaser under this Article V unless and until the aggregate amount of all claims for indemnification by the Sellers (the "SELLERS CLAIMS") exceed the Threshold Amount, whereupon the indemnification obligations of the Purchaser shall become effective, including for the initial Threshold Amount. For the purposes of computing the aggregate amount of Sellers Claims, the amount of each Sellers Claim shall be deemed to be an amount net of any tax benefit to the Sellers (or any of them) and net of any insurance recovery by the Sellers (or any of them).

                           (ii) The Sellers' sole right and remedy for indemnification and reimbursement under this Agreement by the Purchaser shall be limited to $* * *, except with respect to a breach by the Purchaser of Section 6.8 hereof, for which the limitation shall be equal to the greater of $* * * or an amount equal to the dollar value of the Earn Out Payment. This Section 5.4(b) shall not affect Purchaser's obligation to pay the Earn Out Payment, if any, in accordance with Article II of this Agreement.

                  (c) The limitations set forth in this Section 5.4 shall not apply with respect to a particular party in the case of fraud by such party.

         5.5      Indemnification Procedures.

                  (a) Notice. Whenever any third Person claim shall arise for which indemnification may be sought hereunder (a "CLAIM"), the party entitled to indemnification (the "INDEMNITEE") shall, within ten (10) days of the receipt of such Claim, give notice to the party obligated to provide indemnity (the "INDEMNITOR") with respect to the Claim after the receipt by the Indemnitee of reliable information as to the facts constituting the basis for the Claim, the amount of the Claim and copies of all information provided to the Indemnitee by the third Person making the Claim with respect thereto; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

                  (b) Defense.

                           (i) Upon delivery of notice from the Indemnitee of a Claim, the Indemnitee may elect to assume the defense of such Claim by selecting counsel to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense (provided that Indemnitor's liability for attorneys' fees and expenses shall be limited to reimbursement of reasonable attorneys' fees and expenses incurred in connection with defense of the Claim). The Indemnitor shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitee and its counsel in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitor shall not be liable for any settlement effected without its prior consent, such consent not to be unreasonably withheld. If the subject of any Claim results in a judgment or settlement consistent with the terms of this Section 5.5(b), such judgment or settlement shall be promptly paid in accordance with this Article V.

                           (ii) In the event that the Indemnitee elects not to assume the defense of such Claim, the Indemnitor shall assume the defense of such Claim by providing counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor and its counsel in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose. The Indemnitor shall have the right to elect to settle any claim for monetary damages without the Indemnitee's consent only if the settlement includes a complete release of the Indemnitee, does not include any finding or admission of any violation of law or any violation of the rights of any person and has no effect on any other claims that may be made against the Indemnitee. Any other settlement will be subject to the consent of the Indemnitee, which consent will not be unreasonably withheld. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior consent.

                           (iii) This Section 5.5(b) is subject to the limitations set forth in Sections 5.1(b) and 5.4.

                  (c)      Set Off Against Earn Out Payment.

                           (i) Without limiting Section 2.2(b) or Section 2.2(c) hereof, at any time or times prior to the payment of the 2003 Earn Out, the 2004 Earn Out or the 2005 Earn Out, as applicable, where the actual and/or estimated amount payable by a particular Seller or Sellers for indemnification or reimbursement under this Article V exceeds such Seller's or Sellers' allocable Sub-Account (as defined in the Escrow Agreement) of the then-current Escrow Fund, the Purchaser may make claims against such Seller's (or Sellers') Pro Rata Share Among All Sellers of the applicable Earn Out Payment (and the applicable portion of the 2003 Earn Out and/or 2004 Earn Out otherwise apportioned for the Escrow Account pursuant to Section 2.2(c) hereof) for amounts due for indemnification or reimbursement under this Article V (the "SET OFF CLAIMS"). Purchaser shall promptly (meaning within thirty (30) days after Purchaser is actually aware of such Set Off Claim) notify the Sellers' Representative in writing of each such Set Off Claim, stating that Purchaser or another Purchaser Indemnitee has paid or incurred or anticipates that it may be required to pay or may incur Losses in the amount stated in such notice, and specifying in reasonable detail (to the extent then ascertainable) individual items of Losses included in the amount so stated, the date each such item was paid or incurred, or the basis for such anticipated liability, the nature of the claim to which such item is related and the Sellers responsible for such indemnification and reimbursement obligation, but the failure to timely give such notice shall not relieve any Seller from any obligation under this Agreement, except to the extent, if any, that such Seller is materially prejudiced thereby. Purchaser shall make a good faith estimate as to the amount of the Set Off Claim necessary to make the Purchaser Indemnitees whole (the "ESTIMATED SET OFF AMOUNT"). The Earn Out Payment, if any, made by Purchaser to the Sellers' Representative and the Escrow Agent in accordance with Section 2.2(a)(ii), (iii) and/or (iv) (as applicable, based on timing) hereof shall be reduced in relation to the applicable Seller or Sellers by the amount of the Estimated Set Off Amount.

                           (ii) If it shall be later determined that the actual amount of the Set Off Claims (the "ACTUAL SET OFF AMOUNT") is less than the Estimated Set Off Amount previously deducted from the Earn Out Payment otherwise payable to the Sellers' Representative, Purchaser will pay to Sellers' Representative the difference between the Estimated Set Off Amount and the Actual Set Off Amount within ten
         (10) days after the determination thereof for distribution to the affected Seller or Sellers in accordance with Section 2.2(a)(ii), (iii) or (iv), as applicable, hereof.

                           (iii) Purchaser's payment of the Purchase Price, including the Earn Out Payment, to the Sellers' Representative shall not constitute a waiver of the Sellers' indemnification and reimbursement obligations under this Article V, which shall remain in effect subject to the limitations set forth in Sections 5.1(b) and 5.4 hereof.

                                   ARTICLE VI
                         COVENANTS AND OTHER AGREEMENTS

         6.1 Confidentiality. The Sellers shall (i) maintain the Intellectual Property Assets and all other proprietary and confidential information of the Company in confidence using at least the same degree of care as they employ with respect to their own proprietary and confidential information, but in all events at least a reasonable degree of care, and (ii) not disclose to any Person (other than the Purchaser or the Company) or use any of the Intellectual Property Assets or any other proprietary and confidential information of the Company.

         6.2      Non-Competition and Non-Solicitation.

                  (a) Until December 31, 2007, Shahriar Naghshineh shall not, directly or indirectly, establish, own, manage, operate, engage in or participate in the conduct of or have an interest in, anywhere in the world, alone or in association with others, any business which engages in the business of materials, equipment and services for front-end semiconductor applications (the "Business") whether such Business is engaged in as of the date hereof or at any time after the date hereof.

                  (b) Until December 31, 2007, Chris Watts, Gerald Krulik and the Controlling Sellers other than Mr. Naghshineh shall not, directly or indirectly, establish, own, manage, operate, engage in or participate in the conduct of or have an interest in, anywhere in the world, alone or in association with others, any business engaged in the production of, manufacture of or research into post-CMP clean materials.

                  (c) Until December 31, 2007, Shahriar Naghshineh shall not, directly or indirectly, recruit or otherwise solicit or induce any present or future director, officer, employee, agent, consultant and/or representative of the Purchaser, the Company or their respective Affiliates to terminate or reduce the scope of its, his or her relationship with the Purchaser, the Company or their respective Affiliates or offer or cause to be offered employment or engagement to any Person who was employed by or affiliated with the Purchaser, the Company or their respective Affiliates at any time.

                  (d) Until December 31, 2007, Chris Watts, Gerald Krulik and the Controlling Sellers other than Mr. Naghshineh shall not, directly or indirectly, recruit or otherwise solicit or induce any present or future director, officer, employee, agent, consultant and/or representative of the Purchaser, the Company or their respective Affiliates to terminate or reduce the scope of its, his or her relationship with the Purchaser, the Company or their respective Affiliates or offer or cause to be offered employment or engagement to any Person who was employed by or affiliated with the Purchaser, the Company or their respective Affiliates at any time.

                  (e) Chris Watts, Gerald Krulik and the Controlling Sellers shall not at any time, directly or indirectly, use or purport to authorize any Person to use any name, mark, copyright, logo, trade dress or other identifying words or images which are the same as or similar to those used currently or in the past or hereafter used by the Company in connection with any product or service.

                  (f) The Sellers acknowledge and agree that any breach by the applicable Sellers of any of the provisions of this Section 6.2 will result in irreparable and continuing damage to the Purchaser and the Company and their respective Affiliates and that a remedy at law for any breach or threatened breach by the applicable Sellers of the provisions of this Section 6.2 would be inadequate, and the Sellers therefore agree that the Purchaser shall be entitled, without the posting of a bond, to temporary, preliminary and permanent injunctive relief in case of any such breach or threatened breach. Nothing in this Agreement shall be construed to prohibit the Purchaser from pursuing any other remedy available to it, whether at law or in equity or otherwise, the parties having agreed that all remedies are cumulative.

                  (g) The parties acknowledge that this Section 6.2 is necessary to protect the legitimate business interests of the Purchaser and its Affiliates and is fair and reasonable for numerous reasons, including that (i) the Sellers identified in this Section 6.2 (and Chris Watts, through his ownership of Alcyon, Inc., an entity which is a Seller) as a group are substantial shareholders of the Company prior to the transactions contemplated hereby and, as a result, each of them received significant economic benefit from such transactions; (ii) the agreement of the Sellers identified in this Section 6.2 to be bound by this Section 6.2 is a material inducement for the Purchaser to enter into this Agreement, to consummate the transactions contemplated hereby and to pay the Purchase Price to the Sellers; and (iii) as a result of the positions of the Sellers identified in this Section 6.2 with the Company prior to the transactions contemplated hereby, each such Person has had, and will continue to have, access to significant, confidential, proprietary or trade secret information of the Company, the Purchaser, and/or the Purchaser's Affiliates so that, if such Seller were employed by a competitor of the Purchaser or any of its Affiliates, there would be a substantial risk to the Purchaser, the Company and/or the Purchaser's Affiliates of such Seller's use of its or their confidential, proprietary or Trade Secret information.

         6.3 Provision of Records. The Sellers shall arrange as soon as practicable following the date hereof, to the extent not previously delivered in connection with the transactions contemplated herein, for transportation to the Purchaser of the records in the possession of the Sellers or the Company's directors, officers, employees, agents, consultants and/or representatives, including, without limitation, all agreements, litigation files and filings with Governmental Authorities, relating to the Company, the Securities or containing information concerning any Customer.

         6.4 Tax Matters. The Controlling Sellers shall be responsible for timely filing or causing to be timely filed all Tax Returns with respect to all taxable periods ending on or before December 31, 2002, which Tax Returns shall be prepared in a manner consistent with prior practice, and for the payment of all Taxes with respect to all taxable periods ending on or before December 31, 2002. The Controlling Sellers shall provide to the Purchaser, for review and consent, a copy of each such Tax Return which has not been filed prior to the Closing Date at least twenty one (21) days prior to the date such Tax Returns are required to be filed. The Purchaser shall be responsible for filing or causing to be filed all Tax Returns with respect to all taxable periods ending after December 31, 2002, and the Sellers shall cooperate with the Purchaser's reasonable requests for assistance and/or documentation in connection with the filing of such Tax Returns. The Purchaser shall be responsible for the payment of all Taxes with respect to all taxable periods ending after December 31, 2002.

         6.5      Employment Matters.

                  (a) Each individual who is an employee of the Company as of the Closing Date shall be referred to as a Continuing Employee (provided that employees who are terminated by the Purchaser in accordance with the terms of this Agreement shall not be "Continuing Employees" following such termination), and the names of such Continuing Employees are set forth in Schedule 6.5. Purchaser agrees that it shall not terminate the employment of any Continuing Employee, other than for cause, prior to the expiration of six months from the date hereof. Except as expressly set forth in the preceding sentence, nothing contained in this Agreement shall create or imply any obligation on the part of the Purchaser or any of its Affiliates (including the Company) to provide any continuing employment to any individual, except for Shahriar Naghshineh (subject to the terms and conditions of the Employment Agreement).

                  (b) For purposes of eligibility, vesting and, except with respect to any pension benefit plan, calculation of benefits under each of Parent's (or its Subsidiaries', as applicable) employee benefit plans, programs and arrangements in which a Continuing Employee becomes a participant, Parent shall grant, or shall cause its applicable Subsidiary to grant, each such Continuing Employee credit for all service with the Company to the extent such service was credited under the corresponding Company employee benefit plan, if any, and to the extent such credit is permitted under applicable laws, rules and regulations and under the applicable plan, program or arrangement; provided that no credit will be given for any service that would result in a duplication of benefits under any such plan, program or arrangement.

                  (c) Purchaser shall provide, or shall cause its applicable Affiliate to provide, to each Continuing Employee (and each Continuing Employee's beneficiaries and dependents) immediate coverage under a health benefit plan that is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA. Parent shall waive, or cause the applicable Parent Subsidiary to waive, any applicable pre-existing condition exclusion (to the extent such exclusion did not apply to a pre-existing condition under the corresponding Company employee benefit plan, if any) under any such health benefit plan, and, for purposes of any applicable deductibles, co-payments or out-of-pocket maximums under any such health benefit plan, each Continuing Employee shall receive credit under such health benefit plan for all amounts paid by them under the Company's health benefit plan.

                  (d)      It is expressly agreed that the provisions of this
Section 6.5 are not intended to be for the benefit of or otherwise enforceable by any third Person, including, without limitation, any employee of the Company prior to Closing or employee of the Purchaser or its Affiliates, or any collective bargaining unit or employee organization.

                  (e) Nothing herein shall prevent Parent or any of its Subsidiaries (including the Company) from amending or modifying any employee benefit plan, program or arrangement as permitted thereby in any respect or terminating (except as expressly specified in Section 6.5(a) hereof) or modifying the terms and conditions of employment or other service of any particular employee or any other Person.

         6.6 Options. On or promptly following the Closing Date, Parent shall issue non-qualified stock options to some or all of the Continuing Employees in amounts and to the specific Continuing Employees mutually agreed upon by the Purchaser and the Sellers' Representative consistent with Parent's guidelines associated with incentive compensation and option grants; provided that such options shall not exceed that number which is exercisable into 20,000 shares of Parent's common stock (subject to adjustment pursuant to the applicable Non-Qualified Stock Option Agreement). Such options shall vest yearly over a period of five years (20% per year) and have an exercise price reflecting the fair market value of Parent's common stock as of the date of grant, all as more specifically set forth in, and subject to, that certain Non-Qualified Stock Option Agreement by and between Parent and each applicable Continuing Employee, which shall be based on Parent's standard form thereof for similarly situated employees of Parent. The parties acknowledge and agree that the issuance of options to the specified Continuing Employees pursuant to this Section 6.6 is being made solely as incentive compensation for future services to be rendered by such Continuing Employees to the Purchaser or to the Company.

         6.7 Business Location. The Purchaser shall maintain an office and application laboratories in ESC's current location at 115 Research Drive, Bethlehem, Pennsylvania (or its new location as of September 1, 2003) until December 31, 2004.

         6.8 Purchaser's Operation of the Company. During the period from the Closing through December 31, 2005, the Purchaser shall devote sufficient investment and resources to market and sell the Products consistent with the Purchaser's practices for its other products as determined by the Purchaser in its sole reasonable commercial discretion.

         6.9      Waiver and Release.

                  (a) Each Seller hereby irrevocably and unconditionally waives, releases and relinquishes each and every right, benefit, claim or cause of action that he, she or it has or may have under common law or any statutory or regulatory provision of state or federal law or otherwise with respect to the Securities (other than claims for indemnification from the Purchaser in accordance with Section 5.3), to the fullest extent that he, she or it may lawfully waive, release and relinquish such right, benefit, claim or cause of action, including, but not limited to, ESC's issuance of certain Securities prior to the acceptance by the Pennsylvania Corporations Bureau of a certificate of amendment to ESC's certificate of incorporation increasing the number of authorized shares of ESC's common stock to a number sufficient to include such Securities. In furtherance of such waiver, release and relinquishment, each Seller expressly warrants and represents that he, she or it intends that, and agrees that, the waiver, release and relinquishment given herein shall be and remain in effect as a full and complete waiver, release and relinquishment, notwithstanding the discovery or existence of any additional claims or facts predating or postdating the date of this Agreement.

                  (b) Each Seller hereby acknowledges that the Non-Voting Shareholders Agreement entered into among the Sellers and the Company, the form of which is attached hereto as Schedule 6.9(b) (the "SHAREHOLDERS AGREEMENT"), has been terminated as of the Closing Date. Each Seller irrevocably and unconditionally waives, releases and relinquishes each and every right or benefit that he, she or it has or may have under the Shareholders Agreement, and each Seller expressly warrants and represents and agrees that the waiver, release and relinquishment given in this Section 6.9(b) shall be and remain in effect as a full and complete release.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective fees, costs and expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement, including all fees, costs and expenses of agents, representatives, attorneys and accountants. No expenses of the Sellers or the Sellers' Representative relating to this Agreement or the transactions contemplated hereby shall be paid by the Company, but rather all such expenses shall be paid by the Sellers. The Sellers shall be solely responsible for any fee or other amounts payable to the Person(s) listed or required to be listed on
Schedule 3.26 in respect of or arising in connection with the transactions contemplated by this Agreement.

         7.2 Conveyance Documents and Taxes. The parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real or personal property transfer or any gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed, whether before, on or after the date hereof; all of such taxes or fees that become payable in connection with the transactions contemplated hereby shall be paid by the Sellers.

         7.3 Public Announcements. Unless required by law, any public announcement or similar publicity with respect to this Agreement, the Closing or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as the Purchaser and the Sellers' Representative mutually agree. Unless disclosure is consented to by the Purchaser in advance or required by law or disclosure has otherwise already been made, the Sellers shall, and shall cause their Affiliates and the Company's and its Affiliates' respective directors, officers, employees, agents, consultants and/or representatives to keep this Agreement and the transactions contemplated hereby strictly confidential and may not make any disclosure of this Agreement or such transactions to any Person other than its or their directors, officers, employees or agents who need to know such information to enable the Sellers to comply with this Agreement, provided that each such director, officer, employee or agent shall agree, for the benefit of the Purchaser, to maintain the confidentiality of such information as provided in this Section 7.3.

         7.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 7.4):

                  (a) If to the Purchaser:

                         Advanced Technology Materials, Inc.
                         c/o ATMI, Inc.
                         7 Commerce Drive
                         Danbury, CT  06810
                         Facsimile No.: (203) 797-2546
                         Telephone No.: (203) 794-1100
                         Attention: Oliver A. Zitzmann

                      With a copy to:

                         Kramer Levin Naftalis & Frankel LLP
                         919 Third Avenue
                         New York, NY 10022
                         Facsimile No.: (212) 715-8000
                         Telephone No.: (212) 715-9267
                         Attention: Howard T. Spilko

                  (b) If to the Sellers, to the Sellers' Representative:

                         LENTE, LLC
                         3422 Sturbridge Place
                         Allentown, PA 18104
                         Telephone No.: (610) 442-3700
                         E-mail: sirshahri@aol.com
                         Attention: Shahriar Naghshineh

                      With a copy to:

                         Tallman, Hudders & Sorrentino, P.C.
                         The Paragon Centre, Suite 300
                         1611 Pond Road
                         Allentown, PA 18104
                         Facsimile No.: (610) 391-1805
                         Telephone No.: (610) 391-1800
                         Attention: Dolores A. Laputka, Esquire

         7.5      Governing Law; Jurisdiction and Venue; Mediation.

                  (a) This Agreement shall be governed by the internal laws of the State of Delaware without regard to its conflicts of law provisions.

                  (b) The parties shall attempt in good faith to resolve any dispute, controversy or claim among them arising out of or relating to this Agreement or the Transaction Documents, including any claim over the breach, termination, interpretation or validity thereof (in each case, a "DISPUTE"). Any party may request through written notice that a Dispute be referred to Sellers' Representative and senior executives of Purchaser who have authority to resolve disputes. The Sellers' Representative and the senior executives of Purchaser shall attempt in good faith to resolve a Dispute by agreement within thirty (30) days of such notice. If the parties are unable to resolve a Dispute as provided in the preceding sentence within such thirty (30) day period, such parties shall attempt in good faith to resolve such Dispute by mediation and may use any mediator upon which they mutually agree. If the parties are unable to mutually agree upon a mediator, the Dispute shall be referred to the Philadelphia, Pennsylvania office of Judicial Arbitration and Mediation Services, Inc. The cost of the mediator shall be borne equally by the Sellers, on the one hand, and Purchaser, on the other hand, unless such parties agree otherwise. If the Dispute has not been resolved through mediation within thirty (30) days following the commencement thereof, either party may initiate an action in accordance with
Section 7.5(c) hereof.

                  (c) Subject to compliance with Section 7.5(b), any action hereunder shall be adjudicated in any federal or state court in Philadelphia, Pennsylvania with jurisdiction over such action, and all the parties hereto consent to such jurisdiction. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the jurisdiction determined in accordance with this Section 7.5, and further irrevocably waive any claim that any suit, action or proceeding brought in the jurisdiction determined in accordance with this Section 7.5 has been brought in an inconvenient forum. The parties irrevocably waive, to the fullest extent permitted by law, any right to trial by jury in connection with any suit, action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

                  (d) A party, without prejudice to the procedures set forth in this Section 7.5, may seek a preliminary injunction or other provisional relief if, in its sole judgment, such action is deemed necessary to avoid irreparable damage or to preserve the status quo (including, without limitation, in order to enforce the covenants and agreements set forth in Sections 6.1 and 6.2 hereof). During such action, the parties will continue to participate in good faith in the procedures specified in this Section 7.5.

         7.6 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available, unless otherwise expressly specified in this Agreement.

         7.7      Appointment of Sellers' Representative.

                  (a) Each Seller hereby irrevocably designates, appoints and authorizes LENTE, LLC (the "SELLERS' REPRESENTATIVE"), a limited liability company owned 100% by Shahriar Naghshineh, to serve as the Sellers' exclusive representative and attorney-in-fact to make any and all decisions, grant or withhold any and all consents and waivers, give or accept any and all instructions and notices, including, without limitation, receipt of service of process, and take any and all other actions as are contemplated to be taken by or on behalf of the Sellers by the terms of this Agreement or any Transaction Document. In the event the Sellers' Representative shall dissolve or resign or otherwise terminate its status as such or be removed by a then majority in interest of the Sellers for which the Escrow Fund is held based upon Sub-Account (as defined in the Escrow Agreement) balances (a "MAJORITY IN INTEREST"), its successor shall be any Person appointed by a Majority in Interest. If the Sellers fail for any reason to so elect a new Sellers' Representative and during any period in which a vacancy exists, Shahla Hooshmand shall serve as the Sellers' Representative until a new Sellers Representative is elected as provided in this Section 7.7. The designation of such replacement Sellers' Representative shall only be effective upon receipt by the Purchaser of notice thereof. The designation, appointment and authorization of the Sellers' Representative under this Section 7.7 shall be binding upon the successors, assigns, heirs and personal representatives of each of the Sellers. Such designation, appointment and authorization is coupled with an interest and is irrevocable, except as expressly set forth with respect to appointing a successor Sellers' Representative.

                  (b) Any decision or act of the Sellers' Representative will constitute a decision or act of the Sellers, and will be final, binding and conclusive upon the Sellers. Each party hereto may conclusively rely upon any decision or act of the Sellers' Representative as being the decision or act of the Sellers and shall have no duty to inquire into the authority of any Person reasonably believed by him, her or it to be the Sellers' Representative, and the Sellers will not have the right to object, dissent, protest or otherwise contest the same. The Sellers' Representative shall keep the Sellers reasonably informed of its elections and decisions of a material nature.

                  (c) The Sellers' Representative shall be entitled to compensation for services performed in its capacity as Sellers' Representative after the Closing at a rate of one hundred dollars ($100) per hour, plus reasonable out-of-pocket expenses. Such compensation may be deducted from the amounts paid out of the Escrow Fund to (or on behalf of) the Sellers after all claims against the Escrow Fund have been finally satisfied or resolved or may be withheld by the Sellers' Representative from any Earn Out Payment, and shall be allocated among the Sellers on pro rata basis among them in accordance with their respective percentages set forth on Schedule 1 to the Escrow Agreement. Any amount to be withheld from the disbursement by the Escrow Agent to the Sellers (or the Sellers' Representative on their behalf) in respect of the compensation of the Sellers' Representative shall be set forth in a written notice from the Sellers' Representative to the Escrow Agent at least three (3) days prior to the date of the final disbursement from the Escrow Fund and shall be paid directly to the Sellers' Representative contemporaneously with such disbursement. Neither the Company nor the Escrow Agent will have any liability or responsibility with respect to the compensation of the Sellers' Representative or the computation or payment thereof.

                  (d) The Sellers' Representative will not have any liability or obligation to any Seller (i) as to any matter where the effect on the Sellers' Representative is the same as the effect on any Seller (other than as a result of different relative ownership interests), regardless of any other interest, or
(ii) taken or omitted to be taken hereunder with the advice of counsel.

         7.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between or among the parties with respect to its subject matter (including the Letter of Intent dated as of April 30, 2003 between the parties) and constitutes (along with the Transaction Documents) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Purchaser and the Sellers' Representative.

         7.9 Assignments, Successors, and No Third Party Rights. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties except that the Purchaser may assign any of its rights or obligations under this Agreement in connection with the sale of Purchaser or its business, whether by way of merger, consolidation, asset sale or otherwise, provided that such assignee assumes all of the obligations of the Purchaser under this Agreement. Without limiting the generality of the foregoing, no Seller shall assign or transfer (or grant any Encumbrances with respect to) such Seller's right to receive such Seller's share of the Escrow Fund or the Earn Out Payment, except for transfers by reason of such Seller's death (if an individual). Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors, heirs, executors, personal representatives and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Persons contemplated by Article V (and the Company, which is an intended beneficiary of this Agreement and may exercise rights against the Sellers to the same extent Purchaser may do so) any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

         7.10 Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         7.11 Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed, (iv) any reference to "dollars" shall mean the lawful currency of the United States of America, (v) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement unless otherwise expressly provided, and
(vi) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated. Each party acknowledges that it has been advised and represented by (or been given the opportunity to be advised and represented by) counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

         7.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         7.13 Knowledge. The knowledge of one or more Sellers and of the Company's officers shall be deemed to be attributed to all Sellers for purposes of the representations and warranties set forth in this Agreement and the phrase "to the knowledge of the Sellers" and similar phrases shall be interpreted accordingly.

         7.14 Further Assurances. The parties hereto shall take, or cause to be taken, all actions and shall deliver any and all other instruments or documents reasonably requested by another party hereto in order to give effect to all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Securities.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                ADVANCED TECHNOLOGY MATERIALS, INC.

                                By: __________________________________
                                    Name:
                                    Title:
                                SELLERS' REPRESENTATIVE:

                                LENTE, LLC, as Sellers' Representative and not individually

                                By: __________________________________
                                    Name:
                                    Title:

                                CONTROLLING SELLERS:

                                ______________________________________
                                Name: Shahriar Naghshineh

                                ______________________________________
                                Name: Yassaman Hashemi

                                ______________________________________
                                Name: Shahla Hooshmand

                                SELLERS:

                                ______________________________________
                                Name: Jeff Barnes

                                ______________________________________
                                Name: Kyle Bartosh

                                ______________________________________
                                Name: Anica Bohn

                  [Signature Page to Stock Purchase Agreement]

                                ______________________________________
                                Name: Adolf Bohn

                                ______________________________________
                                Name: Kai Bohn

                                ______________________________________
                                Name: Janice Christou

                                ______________________________________
                                Name: David Cugini

                                ______________________________________
                                Name: Tami Galarza

                                ______________________________________
                                Name: Samuel Feldman

                                ______________________________________
                                Name: Robert Heid

                                ______________________________________
                                Name: Terry Hollingshead

                                ______________________________________
                                Name: Mike Hughes

                                ______________________________________
                                Name: Jin Yih Hwang

                                ______________________________________
                                Name: Julie Jarrah

                                ______________________________________
                                Name: Gerald Krulik

                                ______________________________________
                                Name: Bernard Laborie

                                ______________________________________
                                Name: Ewa Oldak

                                ______________________________________
                                Name: David Stenger

                                ______________________________________
                                Name: Cuong Tran

                  [Signature Page to Stock Purchase Agreement]

                                ______________________________________
                                Name: Elizabeth Walker

                                ______________________________________
                                Name: Henri Zimmerli

                                Teltec SA

                                ______________________________________
                                Name:
                                Title:

                                Alcyon, Inc.

                                ______________________________________
                                Name: Chris Watts
                                Title:

                                ADDITIONAL PARTY, with respect to
                                Sections 6.1 and 6.2 and Article VII only, for which he shall be deemed a "Seller":

                                ______________________________________
                                Name: Chris Watts

                  [Signature Page to Stock Purchase Agreement]

                         TABLE OF EXHIBITS AND SCHEDULES

EXHIBIT             TITLE
-------             -----
  A                   Form of ESC's Counsel Opinion
  B                   Form of Spousal Consent

SCHEDULE            TITLE
--------            -----
 1                  Products
 3.1                Securities of the Company, together with determination of Pro Rata Share Among All Sellers
 3.4                List of Jurisdictions
 3.6(c)             Voting Trusts or Other Contracts Relating to Transfer of the Securities
 3.8                Financial Statements
 3.9                Certain Disclosed Liabilities
 3.10               Material Adverse Changes
 3.11(d)            Taxes
 3.13               Real Property, Leaseholds and Other Interests
 3.15               Governmental Permits
 3.16               Legal Proceedings
 3.18(a)            Contracts
 3.18(c)            Non-compliance under Contracts
 3.19               Insurance
 3.20               Environmental Matters
 3.21               Employees
 3.22(a)            Employee Benefit Plans
 3.22(e)            Employee Benefit Plans - Not Fully Insured
 3.22(i)            Consultants, Independent Contractors or Leased Employees
 3.22(j)            List of Employees, Officers and Directors owning Company's Restricted Common Stock or Rights to Receive Company's Common Stock
 3.22(l)            Payments as a Result of Transactions
 3.23               Labor Relations
 3.24(c)            Intellectual Property Asset Agreements
 3.24(d)            Patents
 3.24(e)            Trademarks
 3.24(f)            Copyrights
 3.25               Relationships with Related Persons
 3.26               Brokers and Finders
 3.27               Deposit Accounts
 3.28               Customers and Customer Relationships
 3.29               Product Warranties
 6.5                Continuing Employees
 6.9(b)             Non-Voting Shareholders Agreement

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